Exhibit 99.1

Contact:	Omnicell, Inc.
David Unger	4220 North Freeway
Vice President, Investor Relations	Fort Worth, TX 76137
ir@omnicell.com

Omnicell Announces Second Quarter 2026 Financial Results
Omnicell delivers solid second quarter 2026 financial results
Updates full year 2026 guidance

FORT WORTH, Texas -- July 30, 2026 -- Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell,” “we,” “our,” or the “Company”), a leading healthcare technology provider focused on empowering autonomous medication management, today reported financial results for the second quarter ended June 30, 2026.
Second quarter results reflected continued execution across the business, supported by demand for Omnicell’s connected device portfolio, growth in technical services and SaaS-related offerings, and disciplined cost management. Our business performed well during the quarter, with quarterly revenue coming in at the high end of our expectations, and we continue to see healthcare providers prioritize solutions that are designed to improve operational efficiency, optimize medication workflows, and help address ongoing workforce challenges.
“We delivered solid second quarter results and continued to execute against our strategic priorities,” said Randall A. Lipps, chairman, chief executive officer, and founder of Omnicell. “We believe our performance reflects the strength of our diversified business model, the resilience of demand across our core medication management solutions, and our ongoing focus on operational discipline. We also remain confident in the long-term opportunities we see ahead of us and continue to see strong customer interest in solutions that are built to help health systems improve efficiency, safety, and workforce productivity.”
“We also recently announced the promotion of Nnamdi Njoku to President and Chief Operating Officer, reflecting his leadership in advancing our operational priorities and strategic initiatives, while continuing to expand customer engagement around Omnicell Titan XT and OmniSphere,” Lipps added. “As health systems increasingly seek enterprise-wide visibility, automation, and intelligence across medication workflows, we believe our next-generation platform positions us well to support those needs. We remain focused on customer success, disciplined execution, and creating long-term value for customers and stockholders.”
Financial Results
Total revenues for the second quarter of 2026 were $312 million, up $22 million, or 7%, from the second quarter of 2025. The year-over-year increase in total revenues was driven by steady execution across our connected devices portfolio across both North America and international markets, as well as increases in SaaS and Expert Services and technical services revenues.
Total GAAP net income for the second quarter of 2026 was $24 million, or $0.52 per diluted share. This compares to GAAP net income of $6 million, or $0.12 per diluted share, for the second quarter of 2025.
Total non-GAAP net income for the second quarter of 2026 was $44 million, or $0.94 per diluted share. This compares to non-GAAP net income of $21 million, or $0.45 per diluted share, for the second quarter of 2025.
Total non-GAAP EBITDA for the second quarter of 2026 was $67 million. This compares to non-GAAP EBITDA of $38 million for the second quarter of 2025.
During the quarter ended June 30, 2026, the Company received $15 million in refunds for previously paid IEEPA tariffs. This amount primarily reduced the cost of product revenues and total cost of revenues in the second quarter of 2026, and also increased the GAAP net income, non-GAAP net income, non-GAAP EBITDA, and cash flows in the period.

Balance Sheet
As of June 30, 2026, Omnicell’s balance sheet reflected cash and cash equivalents of $292 million, total debt (net of unamortized debt issuance costs) of $168 million, and total assets of $2.0 billion. Cash flows provided by operating activities in the second quarter of 2026 totaled $68 million. This compares to cash flows provided by operating activities totaling $43 million in the second quarter of 2025.
As of June 30, 2026, the Company had $350 million of availability under its revolving credit facility with no outstanding balance.
Corporate Highlights
•On July 1, 2026, Nnamdi Njoku was named President and Chief Operating Officer of Omnicell. In this role, Mr. Njoku will shape and advance Omnicell’s long-term growth strategy and innovation roadmap, focused on scaling global operations while seeking to ensure seamless operational execution and excellence across product, innovation, and customer experience. Randall Lipps will continue to serve as Chief Executive Officer and Chairman of the Board, with a continued focus on strategic collaborations and the long-term evolution of Omnicell’s solution portfolio.
•Omnicell has added two new executive roles to support long-term growth and innovation. Rick Couldry has joined in the newly created position of Senior Vice President, Chief Pharmacy and Clinical Officer, bringing more than 30 years of hospital pharmacy leadership experience to help ensure Omnicell’s solutions address real-world clinical and operational needs. Dan Mandoli, a seasoned healthcare executive with deep expertise in pharmacy operations and specialty pharmacy services, was named Senior Vice President and General Manager, Specialty Pharmacy Services. Mr. Mandoli will lead the expansion of specialty pharmacy and 340B capabilities focused on strengthening customer value and supporting the Company’s long-term growth strategy.
2026 Guidance
The table below summarizes Omnicell’s third quarter and updated full year 2026 guidance. Given our strong second quarter 2026 profitability performance and continued focus on disciplined execution, we are increasing our full year 2026 non-GAAP EBITDA and non-GAAP earnings per share guidance ranges. In addition, as we are through the first half of the year, we are tightening our full year 2026 revenues guidance ranges. We are also updating our product bookings guidance to reflect our current assessment of the range of potential outcomes for full year 2026 and our annual recurring revenue guidance to reflect certain growth opportunities that we now expect will take longer to develop than previously projected.

	Q3 2026	2026
Product Bookings	Not provided	$425 million - $560 million
Annual Recurring Revenue	Not provided	$660 million - $680 million
Total Revenues	$301 million - $307 million	$1.225 billion - $1.245 billion
Product Revenues	$169 million - $172 million	$690 million - $700 million
Service Revenues	$132 million - $135 million	$535 million - $545 million
Technical Services Revenues	Not provided	$267 million - $272 million
SaaS and Expert Service Revenues	Not provided	$268 million - $273 million
Non-GAAP EBITDA	$32 million - $37 million	$175 million - $185 million
Non-GAAP Earnings Per Share	$0.35 - $0.43	$2.15 - $2.30
The Company does not provide guidance for GAAP net income or GAAP earnings per share, nor a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, but not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.
Omnicell Conference Call Information
Omnicell will hold a conference call today, Thursday, July 30, 2026, at 8:30 a.m. ET to discuss second quarter 2026 financial results. The conference call can be monitored by dialing (833) 461-5787 in the U.S. or (585) 542-9983 in international locations. The Conference ID is 656119963. A link to the live and archived webcast will also be available on the Investor Relations section of Omnicell’s website at https://ir.omnicell.com/events-and-presentations/.

About Omnicell
Since 1992, Omnicell has been committed to delivering innovative, outcomes-centric pharmacy and nursing solutions for all settings of care. As an intelligent medication management technology company, Omnicell empowers autonomous medication management by unifying automation and AI-enabled intelligence, optimized by expert services, to drive clinical and business outcomes that improve efficiency and enhance patient safety for healthcare facilities worldwide. Learn more at omnicell.com.
From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).
OMNICELL and the Omnicell logo are registered trademarks of Omnicell, Inc. or one of its subsidiaries. This press release may also include the trademarks and service marks of other companies. Such trademarks and service marks are the marks of their respective owners.
Forward-Looking Statements
To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control.
Such statements include, but are not limited to, Omnicell’s projected product bookings, revenues, including product, service, technical services and SaaS and Expert Services revenues, annual recurring revenue, non-GAAP EBITDA, and non-GAAP earnings per share; expectations regarding demand for, and customer interest in, our products and services, developing new or enhancing existing products and solutions and the related objectives and expected benefits (and any implied financial impact), and the strength of Omnicell’s diversified business model; our ability to maintain focus on operational discipline; the ability for our next generation platform to support our customers’ needs, and statements about Omnicell’s strategy, plans, objectives, promise and purpose, vision, goals, opportunities, and market or Company outlook.
Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including longer timeframes for purchasing decisions and entering into agreements for our products or solutions, (ii) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iii) reduction in demand in the capital equipment market or reduction in the demand for or adoption of our solutions, systems, or services, (iv) Omnicell’s ability to successfully achieve anticipated growth targets or market adoption, (v) delays in installations of our medication management solutions or our more complex medication packaging systems, including the variability and difficulty in predicting purchasing decisions, for both current customers and competitive conversion opportunities being, difficulty forecasting product bookings due to the size and mix of potential customer opportunities or that the announcement of Titan XT may influence or impact purchasing decisions, including the timing of those decisions, (vi) delays, technical challenges and unexpected or greater than anticipated expenses associated with developing new products and services or failing to achieve technological or economic feasibility, obtain regulatory approval or gain market acceptance, (vii) the potential impact of periods of significant volatility due to geopolitical developments, (viii) the risk of increased credit, collection, and operational challenges from providing lease financing options to our customers, (ix) risks related to the incorporation of artificial intelligence technologies, including generative or agentic AI technologies, into our products, services and processes or our vendors offerings, (x) any disruption in Omnicell’s information technology systems and breaches of data security or cyber-attacks on its systems or solutions and any potential adverse legal, reputational, and financial effects that may result from it and/or additional cybersecurity incidents, as well as the effectiveness of business continuity plans during any future cybersecurity incidents, (xi) risks related to failing to maintain expected service levels when providing our SaaS and Expert Services or retaining our SaaS and Expert Services customers, (xii) Omnicell’s ability to meet the demands of, or maintain relationships with, GPOs and its institutional, retail, and specialty pharmacy customers, (xiii) the inability to secure or maintain access to existing and future specialty drugs or pharmacy provider networks for our specialty pharmacy customers, (xiv) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (xv) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses or technologies and successfully integrate such acquisitions, (xvi) Omnicell’s substantial debt, (xvii) risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, and the costs of compliance with, and potential liability associated with, our actual or perceived failure to comply with such obligations, including any potential governmental investigations and enforcement actions, litigation, fines and penalties, exposure to indemnification obligations or other liabilities, and adverse publicity related to the same, (xviii) changes to the 340B Program, (xix) our international operations may subject us to additional risks, including from the impact of tariffs, (xx) covenants in our credit agreement could restrict our business and operations, (xxi) exposure to liquidity and counterparty risk as a result of financial institution and money market fund concentration, (xxii) risks related to climate change, legal, regulatory or market measures to address climate change and related emphasis on ESG matters by various stakeholders, (xxiii) catastrophic events, (xxiv) Omnicell’s ability to recruit and retain skilled and motivated personnel, (xxv) Omnicell’s ability to protect its intellectual property, (xxvi) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xxvii) Omnicell’s dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, (xxviii) fluctuations in quarterly and annual operating results may make our future operating results difficult to predict, (xxix) failing to meet (or significantly exceeding) our publicly announced financial guidance, and (xxx) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Readers are encouraged to review this press release in conjunction with our most recent Annual Report on Form 10-K and our other reports filed with or furnished to the SEC. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP product gross profit, non-GAAP product gross margin, non-GAAP service gross profit, non-GAAP service gross margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted shares, non-GAAP EBITDA, non-GAAP EBITDA margin, and non-GAAP free cash flow. These non-GAAP results and metrics should not be considered as an alternative to revenues, product gross profit, service gross profit, gross profit, operating expenses, income from operations, net income, net income per diluted share, diluted shares, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results and metrics because management considers them to be important supplemental measures of Omnicell’s performance and refers to such measures when analyzing Omnicell’s strategy and operations.
Our non-GAAP product gross profit, non-GAAP product gross margin, non-GAAP service gross profit, non-GAAP service gross margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within such period that directly drive operating income in such period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results: non-GAAP product gross profit, non-GAAP product gross margin, non-GAAP gross profit and non-GAAP gross margin exclude from their GAAP equivalents items a), b), and h) below; non-GAAP service gross profit and non-GAAP service gross margin exclude from their GAAP equivalents items a) and b) below; non-GAAP operating expenses, non-GAAP income from operations and non-GAAP operating margin exclude from their GAAP equivalents items a), b), c), e), f), g), h), and i) below; and non-GAAP net income and non-GAAP net income per diluted share exclude from their GAAP equivalents items a) through i) below. Non-GAAP EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments. Non-GAAP EBITDA and non-GAAP EBITDA margin exclude from their GAAP equivalents items a), c), d), e), f), g), h), and i) below:
a)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as it represents expenses that do not require cash settlement from Omnicell.
b)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

c)Acquisition-related expenses. We excluded from our non-GAAP results the expenses related to recent acquisitions, including amortization of representations and warranties insurance. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of acquisition activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
d)Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of revolving credit facilities and convertible senior notes. The costs include underwriting fees, original issue discount, ticking fees, and legal fees. These non-cash expenses are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
e)Legal and regulatory expenses. We excluded from our non-GAAP results certain non-recurring legal and regulatory expenses, representing settlement amounts, related to certain claims of non-compliance with our government contracts that are outside of the ordinary course of our business. We believe that excluding these amounts provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
f)Management severance costs. We excluded from our non-GAAP results the severance expense of certain senior management associated with the restructuring of our senior leadership team. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
g)Executives transition costs. We excluded from our non-GAAP results the transition costs associated with the departure of a certain executive officer, primarily consisting of severance expenses. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
h)Professional Services restructuring costs. We excluded from our non-GAAP results nonrecurring restructuring charges related to organizational and resource adjustments within Professional Services to improve scalability and better align with evolving customer needs. These expenses are unrelated to our ongoing operations and we believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
i)Product organization restructuring costs. We excluded from our non-GAAP results the nonrecurring charges related to the restructuring of the product organization to better align teams, resources, and priorities with our strategic goals and future growth plans. These charges consisted primarily of severance and other related expenses. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational or non-cash expenses involving stock compensation plans or other items.
We believe that the presentation of non-GAAP product gross profit, non-GAAP product gross margin, non-GAAP service gross profit, non-GAAP service gross margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin is warranted for several reasons:
a)Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.
b)Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.
c)These non-GAAP financial measures are employed by management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.

d)These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i)While share-based compensation calculated in accordance with Accounting Standards Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.
ii)We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
Non-GAAP diluted shares is defined as our GAAP diluted shares, excluding the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. Additionally, in a period of net loss, GAAP diluted shares are further adjusted for certain shares whose effect would be dilutive in a period of net income. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the hedge transaction against potential conversion of the convertible senior notes.
Non-GAAP free cash flow is defined as net cash provided by operating activities less cash used for software development for external use and purchases of property and equipment. We believe free cash flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational, and economic performance, because free cash flow takes into account certain capital expenditures and cash used for software development necessary to operate our business.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
a)Omnicell’s equity incentive plans and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.
b)Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.
c)A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Omnicell’s cash balance for the period.
A detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release as well as in Omnicell’s other reports filed with or furnished to the SEC.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenues:
Product revenues	$175,062	$163,172	$349,862	$308,340
Service revenues	137,146	127,390	272,226	251,890
Total revenues	312,208	290,562	622,088	560,230
Cost of revenues:
Cost of product revenues	85,668	91,919	181,186	177,504
Cost of service revenues	73,605	70,965	147,604	144,112
Total cost of revenues	159,273	162,884	328,790	321,616
Gross profit	152,935	127,678	293,298	238,614
Operating expenses:
Research and development	20,299	21,573	41,818	42,099
Selling, general, and administrative	100,187	97,985	202,177	200,014
Total operating expenses	120,486	119,558	243,995	242,113
Income (loss) from operations	32,449	8,120	49,303	(3,499)
Interest and other income (expense), net	1,384	2,333	1,435	4,422
Income before income taxes	33,833	10,453	50,738	923
Provision for income taxes	9,544	4,814	15,091	2,307
Net income (loss)	$24,289	$5,639	$35,647	$(1,384)
Net income (loss) per share:
Basic	$0.53	$0.12	$0.78	$(0.03)
Diluted	$0.52	$0.12	$0.77	$(0.03)
Weighted-average shares outstanding:
Basic	45,609	46,788	45,467	46,692
Diluted	46,302	46,986	46,130	46,692

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$292,165	$196,520
Accounts receivable and unbilled receivables, net	227,051	216,858
Inventories	96,718	100,905
Prepaid expenses	35,811	33,709
Other current assets	83,641	132,077
Total current assets	735,386	680,069
Property and equipment, net	121,948	120,111
Long-term investment in sales-type leases, net	56,505	60,742
Operating lease right-of-use assets	21,550	24,366
Goodwill	737,201	737,946
Intangible assets, net	160,863	170,105
Long-term deferred tax assets	47,377	58,337
Prepaid commissions	52,372	52,840
Other long-term assets	65,657	70,204
Total assets	$1,998,859	$1,974,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,780	$43,990
Accrued compensation	60,785	57,172
Accrued liabilities	148,502	203,586
Deferred revenues	188,374	171,861
Total current liabilities	447,441	476,609
Long-term deferred revenues	59,517	63,254
Long-term deferred tax liabilities	640	683
Long-term operating lease liabilities	20,308	24,794
Other long-term liabilities	11,145	9,970
Convertible senior notes, net	168,203	167,596
Total liabilities	707,254	742,906
Total stockholders’ equity	1,291,605	1,231,814
Total liabilities and stockholders’ equity	$1,998,859	$1,974,720

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2026	2025

Operating Activities
Net income (loss)	$35,647	$(1,384)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	37,404	39,582
Loss on disposal of assets	239	292
Share-based compensation expense	21,705	21,316
Deferred income taxes	10,917	(2,131)
Amortization of operating lease right-of-use assets	3,841	3,905
Amortization of debt issuance costs	995	1,461
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	(10,193)	25,863
Inventories	4,187	(15,935)
Prepaid expenses	(2,102)	(3,081)
Other current assets	(5,100)	(4,526)
Investment in sales-type leases	4,037	(1,367)
Prepaid commissions	468	2,772
Other long-term assets	1,845	4,684
Accounts payable	7,238	10,689
Accrued compensation	3,613	(8,603)
Accrued liabilities	(234)	(14,883)
Deferred revenues	13,098	15,103
Operating lease liabilities	(5,966)	(5,831)
Other long-term liabilities	1,175	753
Net cash provided by operating activities	122,814	68,679
Investing Activities
External-use software development costs	(7,023)	(8,709)
Purchases of property and equipment	(21,375)	(22,953)
Net cash used in investing activities	(28,398)	(31,662)
Financing Activities
Proceeds from issuances under stock-based compensation plans	7,859	8,266
Employees’ taxes paid related to restricted stock units	(4,532)	(3,352)
Excise tax paid on common stock repurchases	(388)	—
Common stock repurchases	—	(15,652)
Change in customer funds, net	(23,923)	3,307
Net cash used in financing activities	(20,984)	(7,431)
Effect of exchange rate changes on cash and cash equivalents	(1,710)	3,300
Net increase in cash, cash equivalents, and restricted cash	71,722	32,886
Cash, cash equivalents, and restricted cash at beginning of period	251,032	398,614
Cash, cash equivalents, and restricted cash at end of period	$322,754	$431,500
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$292,165	$399,004
Restricted cash included in other current assets	30,589	32,496
Cash, cash equivalents, and restricted cash at end of period	$322,754	$431,500

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Reconciliation of GAAP product gross profit to non-GAAP product gross profit:
GAAP product revenues	$175,062	$163,172	$349,862	$308,340
GAAP cost of product revenues	85,668	91,919	181,186	177,504
GAAP product gross profit	$89,394	$71,253	$168,676	$130,836
GAAP product gross margin	51.1%	43.7%	48.2%	42.4%
Share-based compensation expense	708	544	1,249	1,444
Amortization of acquired intangibles	332	333	665	682
Professional Services restructuring	1,630	—	1,630	—
Non-GAAP product gross profit	$92,064	$72,130	$172,220	$132,962
Non-GAAP product gross margin	52.6%	44.2%	49.2%	43.1%

Reconciliation of GAAP service gross profit to non-GAAP service gross profit:
GAAP service revenues	$137,146	$127,390	$272,226	$251,890
GAAP cost of service revenues	73,605	70,965	147,604	144,112
GAAP service gross profit	$63,541	$56,425	$124,622	$107,778
GAAP service gross margin	46.3%	44.3%	45.8%	42.8%
Share-based compensation expense	947	663	1,655	1,481
Amortization of acquired intangibles	310	654	619	1,312
Non-GAAP service gross profit	$64,798	$57,742	$126,896	$110,571
Non-GAAP service gross margin	47.2%	45.3%	46.6%	43.9%

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$152,935	$127,678	$293,298	$238,614
GAAP gross margin	49.0%	43.9%	47.1%	42.6%
Share-based compensation expense	1,655	1,207	2,904	2,925
Amortization of acquired intangibles	642	987	1,284	1,994
Professional Services restructuring	1,630	—	1,630	—
Non-GAAP gross profit	$156,862	$129,872	$299,116	$243,533
Non-GAAP gross margin	50.2%	44.7%	48.1%	43.5%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$120,486	$119,558	$243,995	$242,113
GAAP operating expenses % to total revenues	38.6%	41.1%	39.2%	43.2%
Share-based compensation expense	(10,552)	(9,323)	(18,801)	(18,391)
Amortization of acquired intangibles	(3,900)	(4,314)	(7,875)	(9,035)
Acquisition-related expenses	(182)	(182)	(364)	(364)
Professional Services restructuring	(131)	—	(131)	—
Product organization restructuring	(1,929)	—	(1,929)	—
Legal and regulatory expenses	—	—	—	(2,700)
Management severance costs	—	—	—	(562)
Executives transition costs	—	—	—	(968)
Non-GAAP operating expenses	$103,792	$105,739	$214,895	$210,093
Non-GAAP operating expenses as a % of total revenues	33.2%	36.4%	34.5%	37.5%

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
GAAP income (loss) from operations	$32,449	$8,120	$49,303	$(3,499)
GAAP operating income (loss) % to total revenues	10.4%	2.8%	7.9%	(0.6)%
Share-based compensation expense	12,207	10,530	21,705	21,316
Amortization of acquired intangibles	4,542	5,301	9,159	11,029
Acquisition-related expenses	182	182	364	364
Professional Services restructuring	1,761	—	1,761	—
Product organization restructuring	1,929	—	1,929	—
Legal and regulatory expenses	—	—	—	2,700
Management severance costs	—	—	—	562
Executives transition costs	—	—	—	968
Non-GAAP income from operations	$53,070	$24,133	$84,221	$33,440
Non-GAAP operating margin (non-GAAP operating income as a % of total revenues)	17.0%	8.3%	13.5%	6.0%

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$24,289	$5,639	$35,647	$(1,384)
Share-based compensation expense	12,207	10,530	21,705	21,316
Amortization of acquired intangibles	4,542	5,301	9,159	11,029
Acquisition-related expenses	182	182	364	364
Professional Services restructuring	1,761	—	1,761	—
Product organization restructuring	1,929	—	1,929	—
Legal and regulatory expenses	—	—	—	2,700
Management severance costs	—	—	—	562
Executives transition costs	—	—	—	968
Amortization of debt issuance costs	498	726	995	1,461
Tax effect of the adjustments above (a)	(1,872)	(1,304)	(2,984)	(3,588)
Non-GAAP net income	$43,536	$21,074	$68,576	$33,428

Reconciliation of GAAP net income (loss) per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	46,302	46,986	46,130	46,692
Shares - diluted non-GAAP	46,302	46,986	46,130	47,008

GAAP net income (loss) per share - diluted	$0.52	$0.12	$0.77	$(0.03)
Share-based compensation expense	0.27	0.23	0.47	0.46
Amortization of acquired intangibles	0.10	0.11	0.20	0.23
Acquisition-related expenses	0.00	0.00	0.01	0.01
Professional Services restructuring	0.04	—	0.04	—
Product organization restructuring	0.04	—	0.04	—
Legal and regulatory expenses	—	—	—	0.06
Management severance costs	—	—	—	0.01
Executives transition costs	—	—	—	0.02
Amortization of debt issuance costs	0.01	0.02	0.02	0.03
Tax effect of the adjustments above (a)	(0.04)	(0.03)	(0.06)	(0.08)
Non-GAAP net income per share - diluted	$0.94	$0.45	$1.49	$0.71

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Reconciliation of GAAP net income (loss) to non-GAAP EBITDA (b):
GAAP net income (loss)	$24,289	$5,639	$35,647	$(1,384)
Share-based compensation expense	12,207	10,530	21,705	21,316
Interest (income) and expense, net	(2,014)	(3,103)	(3,014)	(5,908)
Depreciation and amortization expense	18,832	19,587	37,404	39,582
Acquisition-related expenses	182	182	364	364
Professional Services restructuring	1,761	—	1,761	—
Product organization restructuring	1,929	—	1,929	—
Legal and regulatory expenses	—	—	—	2,700
Management severance costs	—	—	—	562
Executives transition costs	—	—	—	968
Amortization of debt issuance costs	498	726	995	1,461
Provision for income taxes	9,544	4,814	15,091	2,307
Non-GAAP EBITDA	$67,228	$38,375	$111,882	$61,968
Non-GAAP EBITDA margin (non-GAAP EBITDA as a % of total revenues)	21.5%	13.2%	18.0%	11.1%
______________________________________________
(a)Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2026 and 2025.
(b)Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments.

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow:
GAAP net cash provided by operating activities	$68,314	$42,755	$122,814	$68,679
External-use software development costs	(3,591)	(4,142)	(7,023)	(8,709)
Purchases of property and equipment	(8,940)	(11,781)	(21,375)	(22,953)
Non-GAAP free cash flow	$55,783	$26,832	$94,416	$37,017